UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

CF BANKSHARES INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-25045	34-1877137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O CFBANK 4960 EAST DUBLIN GRANVILLE RD SUITE 400
COLUMBUS, Ohio		43081
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 334-7979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
(Voting) Common Stock, $.01 par value	CFBK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2025, Sundeep Rana notified the Board of Directors (the “Board”) of CF Bankshares Inc. (the “Company”) of his resignation from the Board effective as of such date. Mr. Rana had served on the Board of the Company since July 28, 2021, as the director representative of Castle Creek Capital Partners VII, L.P. (“Castle Creek”) pursuant to the Securities Purchase Agreement dated October 25, 2019, among the Company, Castle Creek and certain other investors party thereto (the “Securities Purchase Agreement”). In accordance with the provisions of the Securities Purchase Agreement, Mr. Rana resigned from the Board as a result of Castle Creek (together with its affiliates) ceasing to own at least 4.9% of the outstanding common stock of the Company. Mr. Rana’s notice of resignation confirmed that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF Bankshares Inc.

Date:	December 17, 2025	By:	/s/ Kevin J. Beerman
Kevin J. Beerman Executive Vice President and Chief Financial Officer